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                                                                     EXHIBIT 21

                           AZURIX CORP. SUBSIDIARIES
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Azurix Ltd.
Azurix Europe Ltd.
Wessex Water Ltd
Wessex Water Services Ltd
Wessex Water Services Finance Plc